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                                                                   EXHIBIT 10.14

                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is entered into effective as of December 14, 1998 (the "EFFECTIVE DATE") by and between Pritchett Publishing Company, a Texas corporation (the "COMPANY") and an indirect wholly owned subsidiary of ProfitSource Corporation, a Delaware corporation (the "PROFITSOURCE"), and Early Price Pritchett, III ("EMPLOYEE").

        The Company desires to retain the services of Employee, and Employee desires to render such services, on the terms set forth herein.

        NOW THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

        1. EMPLOYMENT. Employee's employment with the Company will be at-will, which means that either Employee or the Company may terminate Employee's employment at any time for any reason or no reason without payment, penalty or further obligation except as set forth in Section 8, provided, however, that Employee's employment with the Company shall not be terminated without Cause without majority approval of an executive management committee of Enterprise Profit Solutions Corporation, a Delaware corporation and parent of the Company ("EPS"), which committee shall consist of four (4) members of the senior management of EPS and one (1) representative of the President's Council of EPS.

        2. DUTIES. Employee shall initially serve as Chairman of the Company. In that capacity, Employee shall have authority and responsibility to manage the operations of the Company consistent with the Company's annual business plan. This business plan will set forth guidelines related to budgeting, capital expenditures, hiring, and strategic initiatives, and will be formulated by the Employee and approved by the Service Line Leader of ProfitSource with respect to the Company. Employee will formulate the business plan and manage the Company with the primary goal of enhancing ProfitSource stockholder value by maximizing revenues and profitability of the Company. Employee will have authority to bind the Company to contracts that are consistent with Employee's duties and responsibilities hereunder, subject to limitations consistent with ProfitSource and Company policies. The Employee shall perform such related duties and services as the Company's board of directors (the "BOARD") and/or ProfitSource's Chief Executive Officer (each with authority delegated by EPS) may from time to time assign, provided however, that if Employee remains employed by the Company, Employee's responsibility and authority within the Company will not be materially diminished without Employee's consent as long as shares of restricted stock purchased by Employee pursuant to that certain Restricted Stock Purchase Agreement of even date herewith between Employee and ProfitSource (the "RESTRICTED STOCK PURCHASE AGREEMENT") are subject to Restrictions (as defined in the Restricted Stock Purchase Agreement) (the "RESTRICTED PERIOD"). Except as set forth herein, Employee's position and duties may be changed at any time and from time to time by the Board or ProfitSource's Chief Executive Officer (each through authority delegated by EPS). Such duties shall be rendered at such place or places as the Company shall require based upon the interest, need, business and/or opportunities of the Company, provided however, that for the Restricted Period, the principal place at which Employee renders such duties (the



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"Principal Place") shall not be relocated more than twenty-five (25) miles from the location of Principal Place on the date hereof without Employee's consent.

        3. TIME AND EFFORTS. While employed by the Company (the "EMPLOYMENT PERIOD"), Employee shall use his or her best efforts and devote his or her time and attention to the business of the Company on a full-time basis and shall at all times faithfully and industriously and to the best of his or her ability, experience and talent, perform all of the duties that may be required of him or her pursuant to the terms hereof. During the Employment Period, Employee shall not engage in any other employment or consulting activities without the express written consent of the Company. The foregoing shall not preclude Employee from engaging in civic, charitable and/or religious activities, directing his or her own passive investments and/or serving on boards of directors of other entities so long as such activities do not interfere or conflict with Employee's duties hereunder as reasonably determined by the Company.

        4. COMPENSATION. During the Employment Period, the Company shall pay Employee at the annual rate of One Hundred and Fifty Thousand and Seven Hundred and Forty Two Dollars ($150,742) (as such pay may be increased by the Company from time to time in its discretion, the "ANNUAL SALARY") for all services rendered to the Company by Employee, payable in accordance with the Company's regular payroll policies, subject, however, to withholding deductions, including without limitation social security taxes and applicable federal, state and local income and other employment taxes. In addition, in connection with Employee's employment by the Company and services performed by Employee for the Company, Employee is acquiring concurrently herewith restricted stock of the Company pursuant to the Restricted Stock Purchase Agreement. The Company may, but shall not be obligated to, pay bonuses from time to time to Employee in accordance with such plans or standards as the Company may develop. Employee has no right to any specific compensation or benefits other than as set forth herein or required pursuant to applicable law.

        5. VACATION. Until the Company adopts a vacation policy, Employee shall be entitled to such number of days of paid vacation each year as Employee was entitled pursuant to the vacation policy in place with Employee's employer immediately prior to the date hereof. Upon adoption by the Company of a vacation policy, Employee shall be entitled to such number of days as is consistent with such policy and the Company's vacation policy as so adopted shall thereafter govern accrual of vacation days. Vacation may be used, subject to approval by the Company consistent with business needs, as it is earned. Employee may not accrue more than 30 days of unused vacation. If Employee at any time has 30 days of accrued unused vacation, no further vacation days shall accrue until Employee again has fewer than 30 days of unused vacation. The Company shall pay Employee for accrued unused vacation days only in connection with termination of employment. Such payment shall be made on the basis of Employee's Annual Salary at the time of payment, pro-rated for the number of accrued unused vacation days at the time of termination.

        6. BENEFITS. In addition to the compensation described in Section 4, the Company shall provide Employee with benefits consistent with the Company's employment policies as in effect from time to time.


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        7. CERTAIN DEFINITIONS.

               (a) Cause. For purposes hereof, the term "CAUSE" has the meaning set forth in Schedule 1 hereto. Any termination by the Company of Employee's employment within 90 days after the Company's becoming aware of the occurrence of an event or circumstance constituting "Cause" will constitute termination for Cause.

               (b) Good Reason. If the Company breaches this Agreement in any material respect and does not cure such breach within 15 days of receipt from Employee of notice of such breach and demand for cure, and Employee terminates Employee's employment with the Company within 90 days of such breach, such termination by Employee will be termination with "GOOD REASON" for purposes hereof.

        8. CERTAIN PAYMENTS.

               (a) Termination by Employee with Good Reason or the Company Without Cause. Subject to Section 8(c), if Employee's employment under this Agreement is terminated by Employee with Good Reason, by the Company without Cause as by the Employee if he is forced to relocate more than twenty-five (25) miles from the Principal Place subsequent to the Restricted Period, then contingent upon execution and delivery by Employee to the Company of an unconditional release in form satisfactory to the Company of all claims against ProfitSource, EPS, the Company or any of their officers, directors or affiliates arising from or in connection with this Agreement or Employee's employment with the Company or the termination of that employment, Employee shall be entitled to continue to receive regular monthly installments of his or her Annual Salary over the Severance Period (as defined below) in accordance with the Company's normal payroll schedule (the "SEVERANCE PAYMENT") for the duration of the Severance Period. For purposes hereof, the "SEVERANCE PERIOD" means 90 days following termination of employment.

               (b) No Other Benefits. Except as set forth in Section 8(a) or
Section 5 or as may be required by applicable law or separate written agreement between ProfitSource, the Company and Employee, the Company shall have no obligations to pay any salary, bonus, accrued vacation or other amounts in connection with any termination of Employee's employment or attributable to the period after termination of Employee's employment. Without limiting the foregoing, and subject to any separate written agreement to the contrary, Employee will not be entitled to any severance payment or benefit if Employee's employment under this Agreement is terminated by death, or by Employee without Good Reason, or by the Company for Cause or disability.

               (c) Post-Termination Cause. If any of the events or circumstances constituting Cause listed in items A, B or C of Schedule 1 occurs during the Severance Period, then (i) the Company will have no further obligation to provide to Employee the Severance Payment, and (ii) the Company will be entitled to recover from Employee any Severance Payment amounts paid to Employee or Employee's successors and assigns, together with the costs of effecting such recovery.


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        9. CONFIDENTIALITY. Employee shall execute the Confidential Information and Employee Invention Agreement attached hereto as Exhibit A (the "CONFIDENTIALITY AGREEMENT"), which will survive termination or expiration of this Agreement.

        10. REPRESENTATIONS AND WARRANTIES. Employee represents and warrants to the Company that (a) he or she is under no contractual restriction or other restrictions or obligations that are inconsistent with the execution of this Agreement, the performance of his or her duties and the covenants hereunder, and
(b) he or she is under no physical or mental disability that would interfere with his or her keeping and performing all of the agreements, covenants and conditions to be kept or performed hereunder.

        11. MISCELLANEOUS.

               (a) Governing Law. This Agreement shall be interpreted under and governed by the laws of the State of California, excluding its rules on conflicts of law.

               (b) Arbitration. Any dispute regarding the application, interpretation or breach of this Agreement shall be resolved by final and binding arbitration before the American Arbitration Association ("AAA") in accordance with AAA's National Rules for the Resolution of Employment Disputes. Attorney's fees, costs and damages (where appropriate) shall be awarded to the prevailing party in any dispute, and any resolution, opinion or order of AAA may be entered as a judgment of the Superior Court.

               (c) Modification and Waiver. No waiver or modification of this Agreement or any term hereof shall be binding unless it is in writing signed by the parties hereto. No failure to insist upon compliance with any term, provision or condition to this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

               (d) Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede and replace all prior employment agreements, if any, between the parties. No oral statements or prior written agreements with respect to the subject matter hereof which are not specifically incorporated herein or in the Confidentiality Agreement shall be of any force or effect.

               (e) Severability. If any provisions hereof shall be held or construed to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, but the same shall be construed and enforced just as though the illegal or invalid provisions had not been included herein.

               (f) Notices. Any notice, demand or other communication required, permitted or desired to be given hereunder shall be in writing and shall be deemed effectively given upon personal delivery, facsimile transmission (with confirmation of receipt), delivery by reputable overnight delivery service or five (5) days following deposit in the United States mail (if sent by certified or registered mail, postage prepaid, return receipt requested), in each case duly


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addressed to the Company at its headquarters or to Employee at his or her address of record listed with the Company.

               (g) Assignment. Employee's rights, duties and obligations under this Agreement may not be assigned by Employee. The Company may assign its rights, duties and obligations under this Agreement to any affiliate of the Company.

               (h) Headings. The section headings herein are intended for reference and shall not affect in any way the construction or interpretation of this Agreement.

               (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.



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        IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date set forth above.

EMPLOYEE                                   THE COMPANY

                                           Pritchett Publishing Company



Signature: /s/ PRICE PRITCHETT             By: /s/ PRICE PRITCHETT
          ---------------------------         ----------------------------------
Printed Name: Early Price Pritchett,       Name:
III                                             --------------------------------
                                           Title:
                                                 -------------------------------



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                                  SCHEDULE 1 TO
                              EMPLOYMENT AGREEMENT

        "CAUSE" means the occurrence of any one or more of the following events or circumstances, provided however, that if any such event or circumstance is susceptible to cure by Employee, such event or circumstance will not constitute Cause unless Employee has failed to cure such event or circumstance within 15 days after receipt by Employee of written notice thereof: (i) Employee engages in any wrongful conduct or knowingly violates any reasonable rule or regulation of the Board, the Company's President or Chief Executive Officer or other senior officer designated by the Chief Executive Officer that results in material damage to the Company or any parent corporation of the Company, any subsidiary corporation of the Company or any entity controlling, controlled by, or under common control with the Company (an "AFFILIATED ENTITY"); (ii) any willful misconduct or gross negligence by Employee in the responsibilities assigned to Employee; (iii) any willful and material failure to perform Employee's job as required to meet the lawful objectives of the Company or any Affiliated Entity;
(iv) Employee fails to comply with all material applicable laws and regulations in performing Employee's duties and responsibilities to the Company; or (v) Employee does any of the things described in (A)-(C) below.

        (A) Employee renders services for any organization or engages directly or indirectly in any business that, in the reasonable judgment of the Chief Executive Officer of the Company or other senior officer designated by the Chief Executive Officer, (x) during Employee's employment with the Company or any Affiliated Entity, is or becomes competitive with the Company or any Affiliated Entity, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise materially prejudicial to or in material conflict with the business or interests of the Company or any Affiliated Entity, or (y) after termination of Employee's employment with the Company or any Affiliated Entity, is or becomes competitive with the business units of the Company or any Affiliated Entity to which Employee devoted significant time and attention within the scope of Employee's employment hereunder (the "BUSINESS UNITS"), or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the business or interests of the Business Units. For an Employee whose employment has terminated, the judgment of the Chief Executive Officer or such other senior officer shall be based upon the Employee's position and responsibilities while employed by the Company or any Affiliated Entity, the Employee's post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Business Units and the other organization or business, the effect on the customers, suppliers and competitors of the Business Units of Employee's assuming the post-employment position, the guidelines established in any employee handbook, any employment agreement with the Employee, and such other considerations as are deemed by the Company to be relevant given applicable facts and circumstances.

        (B) Employee fails to comply with the Confidentiality Agreement or with the lawful policies of the Company or any Affiliated Entity regarding nondisclosure of confidential information, or without prior written authorization from the Company or any Affiliated Entity discloses to anyone outside the Company or any Affiliated Entity or uses for any purpose or in any context other than in performance of Employee's duties to the Company or any Affiliated Entity any confidential or trade secret information of the Company or any Affiliated Entity.



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        (C) Employee breaches in any material respect any agreement with or legal duty to the Company or any Affiliated Entity.




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